U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                        FORM 8-K


                                      CURRENT REPORT


                           PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): October 8, 2003


                                  Seawright Holdings, Inc.
                  (Exact name of registrant as specified in its charter)

                       Former Name: Pre-Settlement Funding Corporation


                                       Delaware
              (State or jurisdiction of incorporation or organization)


                                        333-56848
                                 (Commission File Number)


                                         54-1965220
                        (I.R.S. Employer Identification Number)


    600 Cameron Street, Alexandria Virginia                      22134
   (Address of principal executive offices)                    (Zip Code)

                   Registrant's telephone number:  (703) 340-1629

                          Pre-Settlement Funding Corporation
            (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     The Registrant has agreed to acquire through separate agreements, a certain parcel of real property located in Mt. Sidney, Virginia. Such real property is described as approximately 140.41 acres, with legal parcel descriptions of #26.94, #26.94A, #27-2, #27-2B and #27-8A. The address of the real property is 40 Seawright
Road, Mt. Sidney, Virginia 24467, between Routes 616 and 804, located in the county of Augusta. Further, the acquisition of the real property listed herein shall also consist of any and all improvements located thereon, as well as all right and title to any easements, covenants, and other rights appurtenant, including, but not limited to, all water, condensate, distillate and all products refined therefrom, hereinafter collectively referred to as the "Real Property".

     The Real Property was originally purchased pursuant to a Purchase and Sale Agreement between Baker Seawright Corporation as the "Seller" and Stafford Street Capital, LLC as the "Buyer". The original terms of the Purchase and Sale provided that the Buyer would purchase the Real Property for One Million Dollars, with the Buyer paying to the Seller a deposit of Five Thousand Dollars, an initial amount of Five Hundred and Ninety-Five Thousand Dollars ($595,000) and promissory note in an amount equal to Four Hundred Thousand Dollars ($400,000), with One Hundred and Sixty-Two Thousand, Five Hundred Dollars ($162,500) due on September 2, 2005, the same amount due on September 2, 2007 and the remainder due on September 2, 2009.

     Subsequently thereto, the Seller and the Buyer agreed to an amendment to the Purchase and Sale Agreement, hereinafter the "Amendment". The Amendment provided that the Buyer sought to assign its contractual rights under the Purchase and Sale Agreement to Seawright Springs, LLC. Under such terms and conditions contained therein, the Amendment provided that Joel P. Sens had to personally guarantee the payment by Seawright Springs, LLC by a promissory note and credit line deed of trust. Further, the payments terms were to be amended to include a down payment of Three Hundred Thousand Dollars ($300,000), as well as payments under the promissory note of One Hundred Thousand Dollars ($100,000) within six months from October 9, 2003, payment of Two Hundred Thousand Dollars ($200,000) due and payable on October 9, 2004, One Hundred and Sixty-Two Thousand Dollars ($162,500) due and payable on October 9, 2006 and Two Hundred and Thirty-Seven Thousand Five Hundred Dollars due and payable on October 9, 2008.

     Further, for the amount of Fifty-Thousand Dollars ($50,000), the Buyer assigned all of its rights and obligations under the Purchase and Sale Agreement to both Seawright Holdings, Inc. and/or Seawright Springs, LLC, at the discretion of the assignees. Seawright Holdings, Inc. is the managing member of the wholly-owned subsidiary, Seawright Springs, LLC.

ITEM 5.  OTHER EVENTS

      On or about September 26, 2003, the President, Chief Executive Officer and member of the Board of Directors, Darryl Reed, resigned from all executive positions and from the board of directors of the Registrant.

     On or about September 26, 2003, Joel P. Sens was appointed by the board of directors of the Registrant to serve as President and Chief Executive Officer of the Registrant.

     On or about September 26, 2003, in accordance with the Laws of the State of Delaware, the Registrant filed an Amended and Restated Certificate of Incorporation whereby the Registrant changed its name to Seawright Holdings, Inc. and 100,000 Preferred Shares were created.

     On or about October 3, 2003, certain following rights and preferences of the Preferred Series A Convertible Shares were set: 1) The Series A Convertible Preferred Stock, $0.001 par value, shall be sixty-thousand ("60,000") shares; 2) holders of the Preferred Shares ("Preferred Holders"), in preference to the holders of shares of the Corporation's common stock (the "Common Stock") and to any other capital stock of the Corporation ranking junior to the Preferred Shares, shall be entitled to receive when, as and if declared by the Board out of funds of the Corporation legally available for the payment of dividends, cumulative dividends at the per share rate of ten percent (10%) per annum of the Original Purchase Price of each Preferred Share; in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Preferred Holders shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or to any other series or class of capital stock of the Corporation that does not expressly provide otherwise in its certificate of designation, the Original Purchase Price of the Preferred Shares plus all accrued or declared but unpaid dividends on such shares, but no more. If the assets and funds available for distribution to the Preferred Holders shall be insufficient to pay the stated preferential amounts in full, then the entire assets and funds of the Corporation legally available for distribution to such holders in respect of such shares of stock shall be distributed ratably to the Preferred Holders in proportion to the aggregate liquidation preference for the Preferred Shares held by them; 3) the Preferred Holders shall have the same voting rights as the holders of the Common Stock; 4) each Preferred Holder shall have the option to convert each Preferred Share, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, (i) if such conversion is made on or before the first anniversary of the Original Issue Date, into ten (10) shares of fully paid and nonassessable shares of Common Stock (the "Year One Conversion Ratio") or (ii) if such conversion is made after the first anniversary, but before the second anniversary of the Original Issue Date, into five (5) shares of fully paid and nonassessable shares of Common Stock (the "Year Two Conversion Ratio"); 5) on the second anniversary of the Original Issue Date, if the Preferred Holder has delivered notice to the Corporation, the Preferred Holder shall receive one of, (i) in cash out of legally available funds the Original Purchase Price of the Preferred Shares plus all accrued or declared, but unpaid dividends on such shares (the "Repurchase Price"), but no more; (ii) five (5) shares of Common Stock for each Preferred Share held by the Preferred Holder; (y) for every whole dollar ($1.00) of accrued but unpaid dividends owed to the Preferred Holder pursuant to Section 2(a), one (1) additional share of Common Stock; and (z) any accrued but unpaid dividends remaining after receipt of such shares of Common Stock shall be paid to the Preferred Holder in cash out of legally available funds of the Corporation; or (iii) receive any combination of cash and Common Stock on the same terms provided for in and as described by the Preferred Holder in the notice provided to the Corporation.

     On or about September 26, 2003, in accordance with the Laws of the State of Delaware, Amended and Restated Bylaws were adopted by the Registrant.

     On or about October 7, 2003, the Registrant authorized the creation of a wholly-owned subsidiary named Seawright Springs, LLC.

                                   SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Seawright Holdings, Inc.



Dated: October 21, 2003                By: /s/ Joel P. Sens
                                       Joel P. Sens, President


Exhibit 2 Purchase and Sale Agreement By and Between Baker Seawright Corporation, Seller and Stafford Street Capital, LLC, Purchaser

Exhibit 2.1    Amendment to Purchase and Sale Agreement

Exhibit 2.2    Assignment of Contract

Exhibit 3i Amended and Restated Certificate of Incorporation of Pre-Settlement Funding Corporation

Exhibit 3ii    Certificate of Designation of Series A Convertible
               Preferred Shares of Seawright Holdings, Inc.

Exhibit 3iii   Amended and Restated Bylaws of Seawright Holdings, Inc.

Exhibit 17 Resignation by Darryl Reed from his positions as President, Chief Executive Officer and Director